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                                                                    Exhibit 23.1

                                     [Logo]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 18, 1999, except for Note 8 as to which the date is April 1, 1999, relating to the consolidated financial statements of Star Services Group, Inc. and subsidiaries for the year ended December 31, 1998 and for the period August 26, 1997 (inception) through December 31, 1997, which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.

                                      /s/ Horton & Company, L.L.C.
                                      ---------------------------------
                                      Horton & Company, L.L.C.

                                      Wayne, New Jersey
                                      December 13, 1999